UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 4, 2005


VINOBLE, INC.
------------------------------
(Exact Name of Registrant as Specified in Charter)


Delaware
(State or other jurisdiction of incorporation or organization)


001-07894                          95-2312900
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(Commission File Number)           (IRS Employer Identification Number)


23852 Pacific Coast Highway, Suite 167, Malibu, CA 90265
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(Address of Principal Executive Offices)


(310) 456-3199
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under
           the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under
           the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to
           Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 	Other Events.

 	On December 29, 2004, Vinoble, Inc. ("Vinoble") entered into a Memorandum of Understanding with MSI with the intent to acquire 100% of the assets of MSI (based in Stony Brook, NY). Under the agreement
Vinoble will form a subsidiary, domiciled in Nevada, named Secure Enterprise Solutions Physical Security Group, Inc. ("SES") and will be licensed to do business in New York and New Jersey. Vinoble's wholly owned subsidiary, SES, will subsequently acquire 100% of the assets of MSI.

On December 29, 2004, Vinoble entered into an agreement with Millennium Protective Services, Inc. (based in Baldwin, NY) whereby MSI will relocate its corporate and operations to co-locate with Millennium in its facility in Baldwin, NY. Millennium has established a reputation as a premier security guard service company and possesses a Class 2 Homeland Security Rating. Millennium has established numerous contacts in the security field that will allow it to assist Vinoble both in the management and the Homeland Security classification of Vinoble's guard services. Additionally, Millennium will assist Vinoble in the cross-marketing of its other security services to Millennium's customer base and also to the customers of other security guard service companies that Millennium has relationships with in and around the New York City metropolitan area. Millennium will become the managing agent of Vinoble's and SES's guard service business in and around the New York City metropolitan area.
Millennium will also be responsible for the scheduling of the security guards and their posts for all of Vinoble's accounts.

Corporate Background:

MSI: MSI's has been providing protective services to its clients such as the Estee Lauder family ("Estee") for over 29 years. Throughout these years, a number of things have changed including the threats, the vulnerabilities, and the technology, itself. Meanwhile, some things haven't changed such as MSI's dedication to the overall mission of the Estee security strategy. MSI has continued to evolve to meet the security needs of Estee throughout the past three decades.

MSI's uniformed security officers are highly trained, experienced and efficient, with a tradition of more than three decades of service and integrity to uphold. MSI has approximately 100 employees and its offices never close. MSI supervisors are on duty 24 hours a day, ready to meet any emergency or handle any situation that requires their immediate attention. MSI's 24-hour dispatch center provides support for all of its security operations, 24 hours a day, seven days a week. They are equipped with all necessary modern communications, such as two-way radios, computerized digital communications, and telephone and cellular telephone communications.
This enables us to keep in contact with all of our security operations.

Personnel employed by MSI must complete a detailed application and pass a thorough and complete background investigation. Employees are selected on the merits of their police, health and employment background, as well as their reputation and standing in the community. All employees must furnish a list of references to their personal character and will complete our rigid training requirements before reporting to duty.

While MSI is currently located at 2350 Nesconset Highway, Stony Brook, New York 11790, we are in the process of moving it to a new location in Baldwin, New York. This move is part of an overall strategy to merge certain privately held companies, including MSI, into a single, full service security provider known as SES Physical Security
Service Group.

When the roll-up strategy is complete, SES and MSI will have locations in New York, New Jersey, Florida, Toronto, and Las Vegas. With this new merger, forthcoming will be additional acquisitions and a management team to be announced at a later date.

MSI is currently restructuring its own team by bringing in new resources that are dedicated to the professionalism of security services. Thomas Welch will be joining the team and will oversee all security operations for the company, including physical security, IT security and monitoring services. Mr. Welch will bring technology to the forefront, so that operations become more efficient and to provide real-time guard tour management.

Two of the new additions, Carlo Stona and Andy Squillacioti are intimately familiar with the Estee guard operations, as they've spent considerable time serving as Directors of Security for Estee. The new management team will focus on prompt, accurate and reliable service. To achieve this objective, MSI will be using advanced technology to better manage the guard operations.

MSI will be using Guard Xpress 3.0 from Celayx Software for automated
Guard Tour Management.  This solution will help us manage guard operations, by optimizing employee staffing and simplifying attendance tracking.
Unmanned posts can be quickly identified and filled. Additionally, Guard Xpress will allow MSI to quickly generate accurate billing and payroll summary information. Guard Xpress also records all employment history such as start dates, review dates, training dates, experience, qualifications and termination
dates.   All information will be made available to, both, the MSI and
Estee Lauder management teams.

MSI's guards are professional, courteous, trustworthy and well trained.
 We now offer a comprehensive, state-of-the-art training program to our security personnel who are assigned to protect your employees, visitors and critical assets. Each of our security officers completes in intensive training course that includes:

* Pre-assignment training (as required by law)
* Site-specific training
* Ongoing, in-service training
* Advanced specialized training
* Personal development training (based upon career objectives)





Millennium Protective Services, Inc.

Millennium Protective Services, Inc. offers a wide range of specialized investigation and professional security services. Our mission is to set the industry standard b continually seeking to improve, broaden and redesign our services in order to maintain the highest level of customer loyalty and support.

Our dedicated management team works diligently to lead the security industry though technical innovation and customized programs, allowing Millennium Protective Services, Inc. continued growth and success without compromise to customer service.

The rapid growth of Millennium is demonstrated by an ever-increasing diversity of service offerings and steadily growing list of satisfied clients, which we attribute to our high standard of ethics, professionalism and an already established reputation for competence, integrity, and commitment to customer service.

SES Physical Security Services, Inc.

SES intends to capitalize on the dramatic growth in the security market by delivering highly valuable professional services, security products, security training, and managed security services. In pursuit of this objective, SES has assembled a highly qualified team of security professionals
offering a full range of security services.   Through SES' consulting
services and integrated delivery solutions, SES will help organizations protect key assets including persons, property, information, brand, and reputation.

The opportunity to build a successful business in the security sector is unprecedented! The terror attacks on the United States on September 11, 2001 have changed the security landscape for the foreseeable future. Physical and logical security have become paramount for all industry segments, especially in the banking, healthcare and government sectors. While the focus for SES is on North America, the opportunity for security services is worldwide. According to Giga, worldwide demand for information security products and services is set to eclipse $46B by 2005.

SES will offer the following information security services to their nationwide client base:

* Information Security Consulting and Technology Planning
* Information Security Assessments and Audits
* Information Security Policy Review and Development
* Information Security Training and Awareness Programs
* Secure Architecture Design
* Sales, Implementation and Integration of Security Products
* Managed Security Services (Firewalls and Intrusion Detection Systems)
* Computer Incident Response Team (CIRT) w/24 Hour Rapid Response Capabilities
* Investigative and Forensic Services
* HIPAA Compliance Security Methodologies and Consulting for Healthcare

From an information security perspective, SES will offer the best in information security practices, strategic alliances, and knowledgeable experts to address expanding threats affecting our clients' information systems and communication networks. Internet connectivity, electronic commerce, expansion of Intranets and Extranets, the increased threat of international terrorist activities, and increased governmental security and privacy regulations will all fuel the growth in information security services.

Homeland Security, the National Strategy for a Secure Cyberspace, the Healthcare Insurance Portability and Accountability Act (HIPAA), and Sarbanes-Oxley will all cause a continued increase in security demands in the United States and abroad. SES intends to use its considerable competencies to position it as the 'most desired' provider of information security solutions - in the eyes of our clients, alliance partners, and peers. We will accomplish this by ensuring our teams are the most knowledgeable, agile, professional, and cost-conscious provider of 'tailored' security solutions to meet the unique needs of each client.

SES will rely heavily upon the 22 plus years of experience and contacts of Thomas Welch.  Mr. Welch has owned, managed and consulted
for a number of high profile IT companies.   We anticipate that his experience
and contacts will result in the continued growth of SES on the most economic and incontestable terms. Mr. Welch will also lead SES's marketing efforts in the ever expanding Security Training and Awareness market niche.

Pursuant to the requirement of Section 13 and 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2005

Vinoble, Inc.
A Delaware Corporation

By:  /s/ Catherine Thompson
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Catherine Thompson
Chief Financial Officer, Secretary